TIDAL TRUST V 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 91 and Amendment No. 93 to the Registration Statement on Form N-1A of Tidal Trust V with respect to Defiance Daily Target 2X Long NANO ETF, a series of shares of Tidal Trust V, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 12, 2026